Exhibit 99.1

Nalco Holding Company and Subsidiaries

EBITDA

(Unaudited)

(dollars in millions)

	2004	Q1-2005	Q2-2005	Q3-2005	Q4-2005	2005	Q1-2006	Q2-2006	Q3-2006	Q4-2006	2006
Net earnings (loss) attributable to Nalco Holding Company	(138.8)	11.0	(5.8)	17.4	25.2	47.8	8.8	21.5	30.7	37.9	98.9
Income tax provision (benefit)	30.8	9.7	(3.1)	18.1	18.6	43.3	7.9	14.4	16.2	20.4	58.9
Interest expense, net of interest income	240.6	60.1	62.8	63.7	63.1	249.6	64.5	65.9	66.5	66.0	262.9
Depreciation	114.3	33.2	33.5	33.4	33.3	133.3	32.4	32.2	32.9	33.5	131.0
Amortization	96.3	20.6	20.4	20.4	20.2	81.6	17.3	17.5	17.6	17.7	70.1

EBITDA	343.2	134.5	107.9	152.8	160.4	555.6	131.0	151.5	163.8	175.5	621.8
Restructuring expenses	1.7	0.8	17.0	3.5	4.3	25.6	3.8	1.8	3.0	0.9	9.5
Loss on early extinguishment of debt	13.7	—	—	—	—	—	—	—	—	—	—
Pension settlement loss	—	—	—	—	—	—	—	—	—	—	—
Gain on divestiture(1)	—	—	—	—	—	—	—	—	—	—	—
In-Process Research & Development	122.3	—	—	—	—	—	—	—	—	—	—
Impairment of Goodwill	—	—	—	—	—	—	—	—	—	—	—

Pro Forma EBITDA	480.9	135.3	124.9	156.3	164.7	581.2	134.8	153.3	166.8	176.4	631.3

Footnotes:

(1) FTG gain only

Nalco Holding Company and Subsidiaries

EBITDA

(Unaudited)

(dollars in millions)

	Q1-2007	Q2-2007	Q3-2007	Q4-2007	2007	Q1-2008	Q2-2008	Q3-2008	Q4-2008	2008
Net earnings (loss) attributable to Nalco Holding Company	19.6	41.8	36.5	31.1	129.0	29.2	44.2	57.4	(473.4)	(342.6)
Income tax provision (benefit)	14.7	13.7	23.9	16.9	69.3	13.5	9.0	43.9	(11.8)	54.5
Interest expense, net of interest income	65.7	66.4	66.4	66.5	264.9	64.8	62.7	61.4	61.5	250.5
Depreciation	31.8	32.2	33.0	35.2	132.3	34.5	35.4	34.0	32.7	136.6
Amortization	15.2	15.4	15.6	15.9	62.1	13.6	15.9	14.0	13.3	56.8

EBITDA	147.0	169.4	175.5	165.7	657.6	155.6	167.2	210.6	(377.6)	155.8
Restructuring expenses	—	2.3	7.2	5.8	15.3	1.0	1.4	10.4	20.6	33.4
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Pension settlement loss	—	—	—	—	—	—	—	—	—	—
Gain on divestiture(1)	—	—	—	—	—	—	—	(38.1)	—	(38.1)
In-Process Research & Development	—	—	—	—	—	—	—	—	—	—
Impairment of Goodwill	—	—	—	—	—	—	—	—	544.2	544.2

Pro Forma EBITDA	147.0	171.7	182.7	171.5	672.9	156.6	168.6	182.9	187.2	695.3

Footnotes:

(1) FTG gain only

Nalco Holding Company and Subsidiaries

EBITDA

(Unaudited)

(dollars in millions)

	Q1-2009	Q2-2009	Q3-2009	Q4-2009	2009
Net earnings (loss) attributable to Nalco Holding Company	23.2	(29.2)	28.0		22.0
Income tax provision (benefit)	11.6	(1.8)	24.4		34.2
Interest expense, net of interest income	56.6	64.8	64.6		186.0
Depreciation	32.9	36.5	37.5		106.9
Amortization	11.6	11.7	12.3		35.6

EBITDA	135.9	82.0	166.8	0.0	384.7
Restructuring expenses	0.3	43.9	2.7		46.9
Loss on early extinguishment of debt	—	16.4	—		16.4
Pension settlement loss	—	—	20.6		20.6
Gain on divestiture(1)	—	—	—		—
In-Process Research & Development	—	—	—		—
Impairment of Goodwill	—	—	—		—

Pro Forma EBITDA	136.2	142.3	190.1	0.0	468.6

Footnotes:

(1) FTG gain only